UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2017

Proofpoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35506	51-041486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

892 Ross Drive, Sunnyvale CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 517-4710

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01                   Other Events.

Proofpoint, Inc. (“Proofpoint”) issued a notice of redemption to the holders of its outstanding 1.25% Senior Convertible Notes due 2018 (the “Convertible Notes”) on November 22, 2017, pursuant to which it will redeem the remaining outstanding Convertible Notes for cash at a price of 100% of the principal amount of the Convertible Notes, plus accrued and unpaid interest, if any (“the Redemption”), on December 27, 2017, unless earlier converted. Prior to the consummation of the Redemption, the holders of the Convertible Notes are entitled to convert to shares of Proofpoint Common Stock at a rate of 25.6353 shares per $1,000 principal amount of Convertible Notes. As of November 22, 2017, approximately $199,274,000 million aggregate principal amount of the Convertible Notes were outstanding.  A copy of the notice of redemption is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description of Exhibit
99.1	Notice of Redemption of 1.25% Senior Convertible Notes due 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proofpoint, Inc.

Date: November 22, 2017	By:	/s/ Paul Auvil
Paul Auvil
Chief Financial Officer

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